EXHIBIT 23.11
                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-5111
                        FAX (509) 838-5114





Board of Directors
Ancona Mining Corporation
Vancouver, BC

             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated January 15, 2001 and July 31, 2000 on the financial statements of Ancona Mining Corporation as of December 31, 2000 and June 30, 2000 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-5 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

March 28, 2001